Third Amendment To Credit Agreement

   This Third Amendment to Credit Agreement (the "Amendment") dated as of December 1, 1994, by and among GATX Leasing National Ltd., GATX Corporate Leasing, Inc., as Borrowers, GATX Capital Corporation, as Guarantor, and Bank of Montreal, as the Bank;

                           W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantor, and the Bank have heretofore executed and delivered that certain Credit Agreement dated as of December 14, 1992, as amended through and including the Second
Amendment thereto dated as of June 14, 1994 (as so amended, the "Credit Agreement"); and

WHEREAS, the Borrowers, the Guarantor, and the Bank desire to amend the Credit Agreement to revise the commitment fee;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, the Guarantor, and the Bank hereby agree as follows:
   1. Section 1.8 of the Credit Agreement is hereby amended in its entirety to read as follows:
           Section 1.8. Commitment Fee. The Borrowers jointly and severally agree to pay to the Bank in U.S. Dollars, quarterly in arrears on the last day of March, June, September and December of each year, commencing on March 31, 1993, and on the Revolving Credit Termination
Date or, if applicable, the Conversion Date, a commitment fee (i) for the period from the Closing Date to but not including December 1, 1994 at the rate of 3/8ths of 1% (0.375%) per annum, and (ii) thereafter at a rate per annum from time to time equal to the rate set forth opposite the then rating of the senior, unsecured long term debt of the Guarantor by S&P and Moody's, respectively, in the schedule below, during all such periods applied to the average daily unused portion of the Revolving Credit Commitment, each change in such rate after December 1, 1994 based on a change in any such rating to be effective on the date of such rating change:



Rating                                                         Rate
------                                                         ----
Both ratings are greater than or equal to A- and A3           .1875%

The ratings are:
equal to BBB+ and Baa1 or
equal to A- ( or greater than A-) and Baa1 or equal
to BBB+ and A3 (or greater than A3)                           .2500%

The ratings are:
equal to BBB+ and Baa2 or equal to BBB and Baa1               .2500%

The ratings are:
equal to BBB and Baa2 or equal to BBB+ and Baa3 or
equal to BBB- and Baa1                                         .2500%

The ratings are:
equal to BBB and Baa3 or equal to BBB- and Baa2                .2500%

The ratings are
equal to BBB- and Baa3                                         .2500%

Either rating is lower than BBB-
and Baa3 or not rated by both Moody's and S&P                  .5000%

To determine usage of the Revolving Credit Commitment through Loans denominated in Canadian Dollars the daily average amount of such Loans shall be determined for each calendar quarter in Canadian Dollars and such amount shall be converted into U.S. Dollars based on the Bank's exchange rate for buying U.S. Dollars with Canadian Dollars on the day such fee is payable.
   2. Each Borrower and the Bank acknowledge that the CIBC Agreement referred to in Section 4.5 of the Credit Agreement has been terminated, so that Section 4.5 of the Credit Agreement, and all references thereto in the Credit Agreement, are hereby deleted.
   3. Article 6 of the Credit Agreement is hereby amended by inserting therein in proper alphabetical order the following additional definitions:
          "Moody's" shall mean Moody's Investors Service, Inc. and its successors and assigns provided that if such corporation (or its successors and assigns) shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency approved for purposes hereof by the Bank and the Guarantor.
           "S&P" shall mean Standard & Poor's Corporation and its successor and assigns, provided that if such corporation (or its successors and assigns) shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency approved for purposes hereof by the Bank and the Guarantor.
   4. Each Borrower and the Guarantor each represents and warrants to the Bank that (a) each of the representations and warranties set forth in
Article 3 of the Credit Agreement (or, in the case of each Borrower only, Sections 3.2-3.6 thereof) is true and correct on and as of the date of this Amendment (except for the representations and warranties incorporated into the Credit Agreement through Section 3.1 thereof from Sections 7.03 and 7.08(b) of the Parent Credit Agreement and except that any representation or warranty in Article 3 that is expressly stated to have been made as of the specific date need only be true as of such specific date); (b) no Default or Event of Default has occurred and is continuing; and (c) without limiting the effect of the foregoing, each Borrower's and the Guarantor's execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by a duly authorized officer of each Borrower and of the Guarantor.
   This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterpart signature pages, each of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect. No reference to this Amendment need be made in any document, all references to the Credit Agreement in any document to be deemed to be references to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meaning herein as they have in the Credit Agreement. This Amendment shall become effective upon its execution by the Borrowers, the Guarantor, and the Bank. This Amendment shall be construed and governed by and in accordance with the internal laws of the Province of Ontario and the federal laws of Canada applicable in such Province.
Dated as of the date first above written.

GATX Leasing National Ltd.


By
     Title:


GATX Corporate Leasing, Inc.


By
    Title:


GATX Capital Corporation, as Guarantor


By
     Title:


Bank of Montreal


By
     Title: